UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021 (January 4, 2021)

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

Megalith Financial Acquisition Corp.

535 5th Avenue, 29th Floor

New York, NY 10017

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Introductory Note

On January 4, 2021, Megalith Financial Acquisition Corp. (“Megalith”), MFAC Merger Sub Inc., (“Merger Sub”) and BankMobile Technologies, Inc. (“BankMobile”) consummated the transactions contemplated by the Merger Agreement (as defined below) (the “Transactions”), following the approval at the special meeting of the stockholders of Megalith held on December 21, 2020 (the “Special Meeting”). In connection with the Closing (as defined below) of the Merger, the registrant changed its name from Megalith Financial Acquisition Corp. to BM Technologies, Inc. (the “Company” or “BMT”). Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2020 by Megalith.

Item 1.01.	Entry into Material Definitive Agreement.

Merger Agreement

As disclosed under the sections titled “The Business Combination Proposal” of the Proxy Statement/Prospectus, on August 6, 2020, the parties entered into an Agreement and Plan of Merger, dated as of August 6, 2020 (as amended on November 2, 2020 and December 8, 2020, the “Merger Agreement”), by and among Megalith, Merger Sub, BankMobile, Customers Bank and Customers Bancorp Inc. (“CUBI”).

The Transactions involved the merger of BankMobile with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Surviving Subsidiary”) and as a wholly-owned subsidiary of the Company.

Item 2.01 of this Current Report discusses the consummation of the Transactions and events contemplated by the Merger Agreement which took place on January 4, 2021 (the “Closing”), and is incorporated herein by reference.

Transition Services Agreement

In connection with the Closing, on January 4, 2021, the Company entered into that certain Transition Services Agreement (the “Transition Services Agreement”) with Customers Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania (“Customers Bank”). Pursuant to the Transition Services Agreement, each party agrees for a period of up to twelve months from the Closing to provide certain transition services listed therein to the other party. In consideration for the services, the Company will pay Customers Bank a service fee of $12,500 per month, plus any expenses associated with the services. The Company may terminate the Transition Services Agreement without penalty with at least 30 days advance written notice if the Company determines there is no longer a business need for the services. Either party may terminate upon at least 30 days advance written notice for a material uncured default of the other party’s obligations, or if the other party seeks or is subject to liquidation or bankruptcy.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

License Agreement

In connection with the Closing, on January 4, 2021, the Company entered into that certain Software License Agreement (the “License Agreement”) with Customers Bank, providing that the Company grants a non-exclusive, nontransferable, royalty-free license to use the mobile banking technology provided by the Company to Customers Bank for a period of ten years. The License Agreement may be terminated upon either party’s uncured material breach, provided that if the agreement is terminated for the Company’s uncured material breach, then the Company shall pay Customers Bank an early termination fee equal to the product of $10 million, and the number of whole months remaining in the term divided by 120. The license is subject to certain other restrictions on use and customary conditions set forth in the License Agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the License Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Deposit Servicing Agreement

In connection with the Closing, on January 4, 2021, the Company entered into that certain Deposit Processing Services Agreement (the “Deposit Servicing Agreement”) with Customers Bank, providing that Customers Bank would establish and maintain deposit accounts and other banking services in connection with customized products and services offered by the Company, and the Company would provide certain other related services in connection with the accounts. The initial term continues until December 31, 2022, which shall automatically renew for additional three year terms unless either party gives written notice of nonrenewal within 180 days prior to the expiration of the term. The Deposit Servicing Agreement may be terminated early by either party upon material breach, upon notice of an uncured objection from a regulatory authority, or by the Company upon 90 days’ written notice upon the satisfaction of certain conditions. As compensation, Customers Bank will retain any and all revenue generated from the funds held in the deposit accounts, and Customers Bank will pay the Company a monthly servicing fee equal to 150 basis points for deposit servicing and 150 basis points for net interest margin sharing, and a monthly interchange fee equal to all debit card interchange revenues on demand deposit accounts generated by the Company for Customers Bank plus the difference between Durbin Exempt and Durbin regulated interchange revenue, as determined pursuant to the Deposit Servicing Agreement.

The foregoing description of the Deposit Servicing Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Deposit Servicing Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Non-Competition Agreement

In connection with the Closing, on January 4, 2021, Customers Bank entered into that certain Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) in favor of and for the benefit of the Company, BankMobile and each of their respective affiliates and successors (each, a “Covered Party”), providing that Customers Bank will not for a period of 4 years after the Closing directly or indirectly engage in the Business (as defined in the Non-Competition Agreement) in the Territory (as defined in the Non-Competition Agreement), except for white label digital banking services with previously identified parties and passive investments of no more than 2% of a class of equity interests of a competitor that is publicly traded. Customers Bank also agreed not to directly or indirectly hire or solicit any employees of a Covered Party.

The foregoing description of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Competition Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, on January 4, 2021, each of the senior officers and directors of the Company entered into standard indemnification agreements with the Company, requiring the Company to indemnify him or her against certain liabilities that may arise by reason of their service to the Company, to the fullest extent permitted by Delaware law.

The foregoing description of the indemnification agreements is qualified in its entirety by the form of indemnification agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Debt Agreement

In connection with the Closing, on January 4, 2021, the Company and the Surviving Subsidiary entered into a Loan Agreement (the “Debt Agreement”) with Customers Bank (the “Lender”) providing for a line of credit of up to $10 million, subject to a borrowing base requirement based on Company’s and Surviving Subsidiary’s accounts receivables. Borrowings made under the Debt Agreement are subject to an interest rate equal to the 1-month London Interbank Offered Rate (“LIBOR”) plus 375 basis points, and are secured by the assets of the Company and Surviving Subsidiary. Borrowed funds may be repaid at any time without penalty. Concurrent with signing the Debt Agreement, the Company drew approximately $5.4 million under the Debt Agreement to refinance intercompany debt owed by BankMobile to Customers Bank immediately prior to the Closing.

The foregoing description of the Debt Agreement is qualified in its entirety by the Debt Agreement, a copy of which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” and “Merger Agreement” above is incorporated into this Item 2.01 by reference.

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $87.7 million. Adjusted for Company debt, excess transaction expenses, working capital adjustments and cash (in each case, estimated as of the Closing), Customers Bank, as sole stockholder of BankMobile, received approximately $23.1 million in cash, stockholders of CUBI as of a record date of December 18, 2020 and certain employees of BankMobile collectively received $64.6 million in value of shares of Class A common stock of the Company, at $10.38 per share. In connection with the Special Meeting, holders of 500 shares of Megalith Class A common stock sold in its initial public offering exercised their right to redeem those shares for cash prior to the redemption deadline of December 17, 2020, at a price of $10.42 per share, for an aggregate payment from Megalith’s trust account of approximately $5,210. Effective January 6, 2021, the Company’s units ceased trading, and the Company’s common stock and warrants began trading on the NYSE American under the symbols “BMTX” and “BMTX.W,” respectively.

After taking into account the aggregate payment in respect of the redemption, the Company’s trust account had a balance immediately prior to the Closing of approximately $27.7 million. Such balance in the trust account, together with approximately $20.0 million in proceeds from the PIPE Financing (as defined below), were used to pay transaction expenses and other liabilities of Megalith, a cash reserve for the Company of $10.0 million, a portion of BankMobile debt due to CUBI equal to $8.8 million, and the cash consideration due to Customers Bank of $23.1 million.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Megalith was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Megalith, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Company’s industry and market sizes, future opportunities for the Company and the Company’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC, including the Proxy Statement/Prospectus, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the Business Combination; our inability to form new bank partnerships and white label partnerships; changes in the fintech and disbursement market in which the Company competes, including with respect to its competitive landscape, technology evolution or regulatory changes; risk that the Company may not be able to execute its growth strategies, including entering into new partnerships; risks relating to data security; changes in accounting policies applicable to the Company; and the risk that the Company may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Company or the date of such information in the case of information from persons other than the Company, and the Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K. Forecasts and estimates regarding the Company’s industry and end markets are based on sources the Company believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information about BankMobile” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Data of BankMobile” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BankMobile,” which are incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section titled “Information About BankMobile – Properties,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock upon the completion of the Business Combination by:

●	each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s common stock;
●	each of the Company’s officers and directors;
●	all executive officers and directors of the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 12,200,302 shares of Class A common stock outstanding as of January 4, 2021, including 6,225,135 shares issued as Merger Consideration and 1,913,199 shares of Class A common stock issued in connection with the PIPE Financing, and reflects the valid redemption of 500 shares of Class A common stock by public stockholders of Megalith and forfeiture of 2,932,222 Founders Shares pursuant to the Sponsor Share Letter (see the disclosure in “The Business Combination Proposal—Sponsor Share Letter”). The table below does not include the Class A Common Stock underlying the Placement Warrants held or to be held by the Company’s officers or Sponsor because these securities are not exercisable within sixty (60) days of the Proxy Statement/Prospectus. This table also assumes that there are no issuances of equity securities in connection with the Closing, including equity awards that may be issued under the 2020 Equity Incentive Plan following the Business Combination.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 201 King of Prussia Road, Suite 350, Wayne, PA 19087.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Luvleen Sidhu(1)	809,248	6.64%
Pankaj Dinodia	0	*
Mike Gill	0	*
Aaron Hodari(2)	0	*
Brent Hurley	10,322	*
A.J. Dunklau	2,064	*
Marcy Schwab	0	*
Robert Ramsey(3)	57,805	*
Robert Diegel(4)	97,612	*
Robert Savino	0	*
All executive officers and directors as a group (10 individuals)	977,051	8.01%

Greater than Five Percent Holders:
MFA Investor Holdings LLC(6)	1,019,802	8.4%
Jay S. Sidhu(5)(6)	1,288,870	10.1%
Bhanu Choudhrie(5)(6)	1,121,345	9.2%
OxFORD Asset Management LLP(7)	971,487	8.0%
Schechter Private Capital Funds(8)	1,913,199	15.7%

*	Less than 1%
(1)	Includes 809,248 Merger Consideration Shares that Ms. Luvleen Sidhu will be directed from CUBI in connection with a severance agreement she entered into with CUBI, which shares are subject to restrictions on transfer and clawback if Ms. Sidhu does not maintain her service to the Company.

(2)	Mr. Hodari has indirect interest in the shares of common stock of the Company through his ownership of membership interests in Schechter Private Capital, LLC, but does not have voting or dispositive control over the shares and disclaims ownership of any of the shares of common stock of the Company held by Schechter Private Capital Fund I, LLC.
(3)	Includes 57,805 Merger Consideration Shares that Mr. Ramsey will be directed from CUBI in connection with a severance agreement he entered into with CUBI, which shares are subject to restrictions on transfer and clawback if Mr. Ramsey does not maintain his service to the Company.
(4)	Includes 96,339 Merger Consideration Shares that Mr. Diegel will be directed from CUBI in connection with a severance agreement he entered into with CUBI, which shares are subject to restrictions on transfer and clawback if Mr. Diegel does not maintain his service to the Company.
(5)	Our Sponsor is the record holder of such shares. Jay S. Sidhu, and Bhanu Choudhrie are the managing members of our Sponsor and have voting and investment discretion with respect to shares held by our Sponsor. As such, they may be deemed to have beneficial ownership of the shares held directly by our Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Excludes 300,000 founders shares subject to vesting and forfeiture unless the stock price reaches $15 per share for 20 out of 30 days.
(6)	Includes an estimated 209,068 Merger Consideration Shares that Mr. Sidhu received as a CUBI Stockholder, based on Mr. Sidhu’s reported ownership in CUBI as of November 10, 2020.
(7)	Includes an estimated 101,543 Merger Consideration Shares that Mr. Choudhrie received as a CUBI Stockholder, based on Mr. Choudhrie’s reported ownership in CUBI as of December 17, 2020.
(8)	According to a Schedule 13G filed with the SEC on February 13, 2020, OxFORD serves as investment adviser to OxAM Quant Fund Limited. The address of the principal business office of the reporting person is OxAM House, 6 George Street, Oxford, United Kingdom, OX1 2BW.
(9)	Includes 838,150 shares and 895,954 shares acquired from the Company in the PIPE Financing by Schechter Private Capital Fund I, LLC–Series Q and Schechter Private Capital Fund I, LLC—Series Q2, respectively, and 178,495 additional shares to be acquired from the Sponsor in connection with the PIPE Financing. Schechter Private Capital Fund I, LLC is managed by Schechter Private Capital, LLC. Decisions regarding the voting or disposition of the shares held by the foregoing are made by the President of Schechter Private Capital, LLC, Marc Schechter. Mr. Hodari disclaims ownership of any of the shares of common stock of the Company held by Schechter Private Capital Fund I, LLC. The address of Schechter Private Capital Fund I, LLC—Series Q and Schechter Private Capital Fund I, LLC—Series Q2 is 251 Pierce, Birmingham, MI 48009.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Megalith before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Megalith’s Management—Executive Compensation,” which is incorporated herein by reference. The compensation of the named executive officers of BankMobile before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of BankMobile,” which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

At the Special Meeting, Megalith’s shareholders approved the 2020 Equity Incentive Plan. A description of the material terms of the 2020 Equity Incentive Plan is set forth in the section of the Proxy Statement/Prospectus titled “The Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the 2020 Equity Incentive Plan, a copy of which is attached as an Exhibit 10.7 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Megalith and BankMobile are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Company Following the Business Combination – Director Independence,” which is incorporated herein by reference.

The information set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Employment Agreements” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Megalith — Legal Proceedings,” which is incorporated herein by reference. To the knowledge of the Company, there are no material legal proceedings pending against the Company.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock began trading on the NYSE American under the symbol “BMTX” and its warrants began trading on the NYSE American under the symbol “BMTX.W” on January 6, 2021, subject to ongoing review of the Company’s satisfaction of all listing criteria post-Business Combination. Megalith has not paid any cash dividends on its ordinary shares to date. The payment of cash dividends by the Company in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the board of directors of the Company.

Information regarding Megalith’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Price Range and Dividends of Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of the Company’s common stock to certain accredited investors, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of Securities After the Business Combination.”

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities – Anti-Takeover Effects of the Amended Charter, the Bylaws and Certain Provisions of Delaware Law – Limitation on Liability and Indemnification of Directors and Officers” and the disclosure under Item 1.01 “Entry into Material Definitive Agreement—Indemnification Agreements” of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and results of Operations of Megalith,” which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company and its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Debt Agreement, which is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The PIPE Financing

In connection with the Business Combination, on August 5, 2020, Megalith entered into subscription agreements (the “PIPE Subscription Agreements”) with the PIPE Investors (including the Sponsor Affiliated PIPE Investors) to purchase 1,927,058 shares of Class A Common Stock in a private placement for $10.38 per share, for aggregate gross proceeds of approximately $20,002,872, subject to certain conditions, including that all conditions precedent to the Closing of the Business Combination will have been satisfied or waived (other than those conditions are to be satisfied at Closing). In connection with the PIPE Financing, pursuant to the Sponsor Share Letter, the Sponsor agreed to transfer an additional 178,496 aggregate shares to certain of the PIPE Investors.

The PIPE Financing closed on January 4, 2021, and the issuance of an aggregate 1,927,058 shares of Class A common stock occurred immediately prior to the Business Combination. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act. No separate fees or commissions were paid to the placement agents other than payments made to such institutions for other services rendered in connection with the Megalith initial public offering and/or the Business Combination.

The summary is qualified in its entirety by reference to the text of the form of Subscription Agreements, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

Amendment of Certificate of Incorporation and Bylaws

Upon the Closing of the Business Combination, the Company’s certificate of incorporation was further amended and restated to:

(a)	rename the Company “BM Technologies, Inc.”;
(b)

provide that the number of shares of capital stock the Company is authorized to issue is 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share;

(c)	Reclassify all shares of the Class A and Class B common stock as the “Common Stock”;
(d)	to provide that any amendment to the following provisions of the certificate of incorporation will require the approval of the holders of at least 66 2/3% of the then-outstanding shares of capital stock entitled to vote generally at an election of directors: “Board of Directors,” “Bylaws,” “Special Meetings of Stockholders; Action by Written Consent,” “Limited Liability; Indemnification,” “DGCL Section 203 and Business Combinations,” “Amendment of Amended and Restated Certificate,” and “Forum; Severability”;

(e)

to provide that any amendment to the bylaws by the stockholders requires the affirmative vote of the holders of at least 66 2/3% of the then-outstanding shares of capital stock entitled to vote generally at an election of directors;

(f)	to provide that we opt out of Section 203 of the Delaware General Corporation Law, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates;

(g)

to provide that we may not engage in certain “business combinations” with any “interested stockholder” (which excludes Customers Bank and any of its direct or indirect transferees and any group as to which such persons) for a three-year period following the time that the stockholder became an interested stockholder, unless (1) prior to the date of the transaction, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least 85% of the voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (x) shares owned by persons who are directors and also officers and (y) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to the consummation of the transaction, the Business Combination is approved by the Combined Entity’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder; and

(h)	to remove provisions specific to blank check companies, including requirements to hold proceeds in a trust account until business combination or liquidation and terms governing consummation of a business combination.

This summary is qualified in its entirety by reference to the text of the amended and restated certificate of incorporation, which is included as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Amended and Restated Bylaws

Upon the Closing, the Company’s bylaws were amended and restated to be consistent with our amended and restated certificate of incorporation and to make certain other changes that our board of directors deems appropriate for a public operating company. The amended and restated bylaws are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of January 4, 2021, there were approximately 12,200,302 shares of Common Stock outstanding. As a result of the Business Combination, after giving effect to the terms of such arrangements, (i) pre-Business Combination public shareholders of Megalith hold approximately 21.7% of the voting power of the Company, (ii) PIPE Investors (other than the Sponsor and its affiliates) hold approximately 15.7% of such voting power, (iii) the Sponsor and its affiliates hold approximately 9.9% of such voting power, (iv) the CUBI Stockholders and certain employees of BankMobile collectively own approximately 51.0% of the Company, and (v) advisors and underwriters receiving stock in connection with the Business Combination own approximately 1.6%, assuming that no Warrants are exercised.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement/Prospectus in the sections titled “Megalith’s Management,” “Management of BankMobile,” “Management of the Company Following the Business Combination,” and “Certain Relationships and Related Person Transactions,” which are incorporated herein by reference.

Name	Age	Position
Luvleen Sidhu(6)	34	Chief Executive Officer; Chairman of the Board
Pankaj Dinodia(1)(2)(4)	36	Director
Mike Gill(2)(5)	69	Director
Aaron Hodari(1)(4)	34	Director
Brent Hurley(2)(3)(6)	41	Director
A.J. Dunklau(3)(5)	37	Director
Marcy Schwab(1)(5)	49	Director
Robert Ramsey	45	Chief Financial Officer
Robert Diegel	58	Chief Operating Officer
Robert Savino	44	Chief Product and Technology Officer

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Effective upon Closing, each of Jay Sidhu, Samvir Sidhu, Chad Hurley, Raj Date, Eric Frank, Bhanu Choudhrie and Kuldeep Malkani resigned as directors of Megalith. Effective upon Closing, each of A.J. Dunklau and Philip Watkins resigned as officers of Megalith.

2020 Equity Incentive Plan

At the Special Meeting, Megalith shareholders considered and approved the 2020 Equity Incentive Plan and reserved an amount of shares of common stock equal to 10% of the number of shares of common stock of the Company following the Business Combination for issuance thereunder. The 2020 Equity Incentive Plan was approved by the board of directors on January 3, 2021. The 2020 Equity Incentive Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the 2020 Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Equity Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the 2020 Equity Incentive Plan, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Employment Agreements

As a result of the Business Combination, the Company (through its subsidiaries) is now party to employment agreements with certain of the Company’s executive officers: Luvleen Sidhu (Chief Executive Officer), Robert Diegel (Chief Operating Officer), and Warren Taylor (Chief Customer Officer).

Ms. Luvleen Sidhu’s employment agreement has a term of two years and provides for immediate vesting of any equity incentive interests if terminated without cause or terminated for good reason. Ms. Luvleen Sidhu’s employment agreement automatically renews thereafter for successive two year periods unless either the Company or the Ms. Luvleen Sidhu gives written notice to the other at least sixty (60) days prior to the end of the applicable term.

Messrs. Crawford, Diegel, and Taylor’s employment agreements each have a term of one year and provide for accelerated vesting of any equity incentive interests if terminated without cause or terminated for good reason. These employment agreements automatically renew thereafter for successive one-year periods unless either the Company or the employee give written notice to the other at least sixty (60) days prior to the end of the applicable term.

Ms. Luvleen Sidhu is entitled to receive an annual base salary of at least $275,000 pursuant to her employment agreement and incentive compensation in an amount, in such form, and at such time as approved by the Company’s board of directors following the Business Combination. Such incentive compensation may take the form of cash payments (“Cash Bonus”), transfers of stock, stock appreciation awards, restricted stock units or stock options. Ms. Luvleen Sidhu is entitled to receive severance compensation in the event of a termination of her employment by the Company without “Cause” or by the executive for “Good Reason” in an amount equal to the sum of her then-current base salary plus the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match of any deferred compensation) provided to her with respect to the three (3) fiscal years of the Company immediately preceding the fiscal year of termination, for the greater of two (2) years or the period of time remaining in the applicable term, paid in equal installments on the normal pay dates following Ms. Luvleen Sidhu’s separation from service with the Company, subject to execution of a release of claims. Ms. Luvleen Sidhu is also eligible for employee benefits and to a fraction of any Cash Bonus for the fiscal year of the Company within which Ms. Luvleen Sidhu’s termination of employment occurs which, based upon the criteria established for such Cash Bonus, would have been payable to her had she remained employed through the date of payment.

Messrs. Crawford, Diegel, and Taylor are entitled to receive an annual base salary of at least $279,292, $250,000 and $250,000, respectively, pursuant to their respective employment agreement and incentive compensation in an amount, in such form, and at such time as approved by the Company’s board of directors. Each of these executives is entitled to receive severance compensation in the event of a termination of his employment by the Company without “Cause” or by the executive for “Good Reason” in an amount equal to the sum of their then current base salary plus the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match of any deferred compensation) provided to them with respect to the three (3) fiscal years of the Company immediately preceding the fiscal year of termination, for the greater of one (1) year or the period of time remaining in the applicable term, paid in equal installments on the normal pay dates following their separation from service with the Company, subject to execution of a release of claims. Messrs. Crawford, Diegel, and Taylor are also eligible for employee benefits and to a fraction of any Cash Bonus for the fiscal year of the Company within which their termination of employment occurs which, based upon the criteria established for such Cash Bonus, would have been payable to them had they remained employed through the date of payment.

This summary is qualified in its entirety by reference to the text of the employment agreements, which are included as Exhibits 10.9, 10.10, 10.11, and 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, Megalith ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is a successor issuer to Megalith. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated August 6, 2020, by and among Megalith, Merger Sub, BankMobile, and Customers Bank (incorporated by reference to the Company’s Form 8-K, filed with the SEC on August 6, 2020).
2.2†	First Amendment to Agreement and Plan of Merger, dated November 2, 2020, by and among Megalith, Merger Sub, BankMobile, Customers Bank, and Customers Bancorp (incorporated by reference to the Company’s Form 8-K, filed with the SEC on November 2, 2020).
2.3†	Second Amendment to Agreement and Plan of Merger, dated December 8, 2020, by and among Megalith, Merger Sub, BankMobile, Customers Bank, and Customers Bancorp (incorporated by reference to the Company’s Form 8-K, filed with the SEC on December 8, 2020).
3.1*	Second Amended and Restated Certificate of Incorporation of the Company.
3.2*	Amended and Restated Bylaws of the Company.
10.1*†	Transition Services Agreement, dated January 4, 2021, by and between Customers Bank and the Company.
10.2*†	Software License Agreement, dated January 4, 2021, by and between Customers Bank and the Company.
10.3*†	Deposit Processing Services Agreement, dated January 4, 2021, by and between the Company and Customers Bank.
10.4*	Non-Competition and Non-Solicitation Agreement, dated January 4, 2021, by and between the Company and Customers Bank.
10.5*	Form of Indemnification Agreement between the Company and certain officers and directors of the Company.
10.6*†	Loan Agreement, January 4, 2021, between Customers Bank, the Company and BMTX, Inc.
10.7*+	2020 Equity Incentive Plan.
10.8*+	Employment Agreement with Luvleen Sidhu, dated January 4, 2021.
10.9*+	Employment Agreement with Robert Diegel, dated January 4, 2021.
10.10*+	Employment Agreement with Andrew Crawford, dated January 4, 2021.
10.11*+	Employment Agreement with Warren Taylor, dated January 4, 2021.
10.12	Form of Subscription Agreement between Megalith and the PIPE Investors named therein, dated August 5, 2020 (Incorporated by reference to Exhibit 10.5 of Megalith’s Form 8-K (File No. 001-38633), filed with the SEC on August 6, 2020).
99.1*	Unaudited pro forma financial statements.

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: January 8, 2021	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer